As filed with the Securities and Exchange Commission on July 27, 2009

Registration No. 333-143377

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPLIED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1655526
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Address of Principal Executive Offices) (Zip Code)

APPLIED MATERIALS, INC. EMPLOYEES’ STOCK PURCHASE PLAN

(Full title of the plan)

Joseph J. Sweeney

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 727-5555

Copy to:

John E. Aguirre, Esq.

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF A PORTION OF SHARES

Effective as of June 8, 2009, Applied Materials, Inc. (the “Registrant”) amended its Employees’ Stock Purchase Plan (the “Plan”) to decrease the number of shares of its common stock (“Shares”) that is available for issuance thereunder by 3,000,000 Shares. Accordingly, the purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Commission File No. 333-143377) (the “Registration Statement”), which was originally filed by the Registrant on May 30, 2007, is to reduce the number of Shares previously registered pursuant to the Registration Statement for issuance under the Plan (which number was 70,000,000) by 3,000,000 Shares that remain unsold. As a result, the Registration Statement now covers a maximum of 67,000,000 Shares.

Except to the extent specified above, the Registration Statement as originally filed is not amended or otherwise affected by this Post-Effective Amendment No. 1.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-143377) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 27th day of July, 2009.

APPLIED MATERIALS, INC. (Registrant)

By	/s/ Michael R. Splinter
Michael R. Splinter
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-143377) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/S/ MICHAEL R. SPLINTER Michael R. Splinter	President, Chief Executive Officer	July 27, 2009

Principal Financial Officer:

/S/ GEORGE S. DAVIS George S. Davis	Senior Vice President, Chief Financial Officer	July 27, 2009

Principal Accounting Officer:

/S/ YVONNE WEATHERFORD Yvonne Weatherford	Corporate Vice President, Corporate Controller	July 27, 2009

Directors:

* Michael R. Splinter	Chairman of the Board	July 27, 2009

* Aart J. de Geus	Director	July 27, 2009

* Stephen R. Forrest	Director	July 27, 2009

* Philip V. Gerdine	Director	July 27, 2009

* Thomas J. Iannotti	Director	July 27, 2009

* Alexander A. Karsner	Director	July 27, 2009

Charles Y.S. Liu	Director

* Gerhard H. Parker	Director	July 27, 2009

* Dennis D. Powell	Director	July 27, 2009

* Willem P. Roelandts	Director	July 27, 2009

* James E. Rogers	Director	July 27, 2009

* Robert H. Swan	Director	July 27, 2009

* By	/S/ JOSEPH J. SWEENEY
Joseph J. Sweeney Attorney-in-Fact**

**	By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-143377).

EXHIBIT INDEX

4.1	Applied Materials, Inc. Employees’ Stock Purchase Plan (amended and restated effective as of June 8, 2009).

4.2	Applied Materials, Inc. Employees’ Stock Purchase Plan (amended and restated effective as of September 1, 2009).

24.1	Power of Attorney of Directors.

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